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                                                                    EXHIBIT 23.1

                       Consent of Pedersen & Houpt, P.C.

     Pedersen & Houpt, P.C. hereby consents to all references made to it in the Registration Statement on Form S-8 for the Amended and Restated Stock Option Plan for Non-employee Directors of Blue Rhino Corporation, as filed with the Securities and Exchange Commission on June 17, 1999.

                                       /s/ Pedersen & Houpt, P.C.
                                       Chicago, Illinois
                                       June 17, 1999